EXHIBIT 10.49
                                                           =============

                  AGREEMENT FOR SALE OF REAL PROPERTY
                  -----------------------------------

     THIS AGREEMENT made and entered into this 18th day of June, 2004, by and between the STATE OF ILLINOIS, acting by and through its DEPARTMENT OF CENTRAL MANAGEMENT SERVICES, 719 Stratton Office Building, Springfield, Illinois, hereinafter referred to as Seller, and the CITY OF ELGIN, a municipal corporation, 150 Dexter Court, Elgin, Illinois, hereinafter referred to as Buyer.

                               Recitals
                               --------

     A. Seller is the owner of certain real property and improvements thereon, hereinafter referred to as the "Property," consisting of approximately ninety (90) acres of land improved by twenty (20) or more buildings, commonly known as a portion of the Elgin Mental
Health Center located at 750 South State Street, Elgin, Kane County illinoIs, and more fully described in Exhibit A, which is attached hereto and incorporated herein by reference.

     B. Seller has been authorized to sell the aforesaid Property in accordance with and subject to the provisions of 30 ILCS 605/7.4.

     C. Seller is selling the Property to Buyer and its assigns for the express purpose of commercial and/or industrial development of the Property by the Buyer and/or its assigns.

     D. Seller desires the right and privilege of repurchasing the Property from the Buyer and/or its assigns in the event the Property is not utilized for commercial and/or industrial development purposes within a period of five (5) years from and after the Closing Date of this Agreement.

     E. Seller desires to sell and Buyer desires to buy said Property on the terms and conditions set forth herein.

    Now, therefore, in consideration of the mutual covenants and promises contained herein, Seller and Buyer agree as follows:


                              SECTION ONE
                              -----------

                           Purchase and Sale
                           -----------------

     Seller shall sell and the Buyer shall buy all the right, title, and interest of Seller to the Property on the terms and conditions set forth herein.

                              SECTION TWO
                              -----------

                            Purchase Price
                            --------------
     The purchase price for the Property shall be the sum of Nine
Million and No/100 Dollars ($9,000,000.00), payable by Buyer to Seller as follows:

     (a) A deposit in the sum of Four Hundred Fifty Thousand No/100 Dollars ($450,000.00) by certified or cashier's check at the time of execution of this Agreement (the "Earnest Money Deposit"). The parties hereto acknowledge and agree that the Earnest Money Deposit has previously been received by the Seller as part of the bid for the Property. Within ten (10) days of the execution of this Agreement Seller shall deposit such Earnest Money Deposit into an interest bearing joint order escrow account with First American Title Insurance Company as escrowee to be held by such escrowee for the benefit of the parties hereto. The cost of such escrow shall be paid by the Buyer.

     (b) Seller shall provide a credit in favor of Buyer as against the purchase price at the time of closing in the amount of Five Million and No/100 Dollars ($5,000,000.00), said credit representing estimated and projected costs to be incurred by Buyer in the environmental remediation and building demolition requirements necessary to properly prepare the Property for commercial purposes or use as an industrial park.

     (c) The balance of the purchase price by certified or cashier's check on closing as herein provided.


                             SECTION THREE
                             -------------

                             Title Evidence
                             --------------

     Seller shall deliver, or cause to be delivered, to Buyer within ten
(10) business days hereof,' a survey of the Property prepared by a Registered Land Surveyor duly licensed and registered in the State of Illinois, together with a current preliminary title report prepared by First American Title Insurance Company showing record title of the described Property in the Seller, subject only to the following:

    1.  General taxes for the year(s) 2004 and
        subsequent years.

    2. Easement in favor of the Sanitary District of Elgin for the construction, operation and maintenance of sanitary sewer facilities over a 20 foot wide right of way as set for the and defined in instrument dated November 30,1960 and recorded
        July 6,1961 as document 952804.

    3. Reservoir, pipes and related facilities as depicted on the plat recorded December 28, 1962 as document 993002.

    4. Easement in favor of Northern Illinois Gas Company its successors and assigns for the construction, operation and maintenance of gas mains and necessary gas facilities, together with rights of access thereto in, under, across, along and upon that portion of the land as described in instrument recorded December 31, 1970 as document 11880498.

    5. Illinois EPA notice as to Leaking Underground Tank Section recorded April 13, 1999 as document 1999K037299.

    6. City of Elgin Redevelopment Plan Proposal recorded October 21,2002 as document 2002K133642.

    7. Proposed 66 foot wide easement for ingress and egress and utilities shown on survey prepared by Landmark Engineering Group, Inc., dated March 3, 2004, order no. 04-793.

    8. Roadways and sidewalks along the southerly line of the land as shown on survey prepared by Landmark Engineering
        Group, Inc., dated March 3, 2004, order no. 04-793.

    9. Fence from land westerly and adjoining encroached onto the subject land as shown on survey prepared by Landmark
        Engineering Group, Inc., dated March 3, 2004, order no. 04-793.

   10. Utility poles on the westerly part of the land and along the northerly and easterly lines of the land as shown on survey prepared by Landmark Engineering Group, Inc., dated March
        3, 2004, order no. 04793.

   11. Sanitary sewer easement along northerly line and northeasterly part of the land shown on survey prepared by Landmark Engineering Group, Inc., dated March 3, 2004, order no. 04-793.


                              SECTION FOUR
                              ------------

                            Delivery of Deed
                            ----------------

     At the closing, Seller shall convey, or cause to be conveyed, good and merchantable title to the Property to Buyer by a recordable Quit Claim Deed subject only to the exceptions listed in the preceding Section Three hereof.

                              SECTION FIVE
                              ------------

                         Delivery of Possession
                         ----------------------

     Seller shall deliver possession of the Property to Buyer on closing free and clear of all occupancies and uses except as may be waived by Buyer.


                              SECTION SIX
                              -----------

                                Closing
                                -------

     This sale shall be closed on or before September 15, 2004, or at such other time as the parties may mutually agree in writing, but no later than October 15, 2004, at the offices of the title company (the "Closing Date"). Such Closing Date shall be extended for thirty (30) days from September 15, 2004 to October 15, 2004, if Buyer has extended the Due Diligence Period provided for in Section Eight (d) hereof.


                             SECTION SEVEN
                             -------------

                          Expenses of Closing
                          -------------------

     The expenses of closing described herein shall be paid in the following manner:

     (a) Any form of title insurance policy or guaranty issued to Buyer in connection with the closing shall be paid for by Buyer.

     (b) Any costs of transfer and recordation of title shall be paid by Buyer.

     (c) Any real estate transfer taxes or other taxes imposed on the conveyance of title to said Property to Buyer or its nominee, whether required by State or local government, shall be paid by Buyer.

     (d) Compliance with any and all Municipality Transfer Requirements.


                              SECTION EIGHT
                              -------------

                          Conditions Precedent
                          --------------------

     (a) Relocation of Seller's Records and Employees. 	Seller, in the form
of the State of Illinois Department of Human Servic"es, uses several of the buildings located on the Property for State of Illinois business. Seller has employees located in Building 69 and records stored in the Laundry, the location of these facilities being depicted on the Site
Plan, attached hereto, marked as

Exhibit B and incorporated by reference herein. Seller shall provide for the relocation of the employees from Building 69 and the removal of the records in the Laundry not later than the date of the Closing set forth in Section Six herein. At Closing, Seller shall receive a credit for 50% of its costs for relocating and moving its employees, furniture and equipment from Building 69, provided, however, such credit shall not exceed the total amount of Six Hundred and Seventy-Seven
Thousand Five Hundred Dollars ($677,500). Buyer's obligation to pay such credit is conditioned upon receipt, review and approval of all costs associated with such relocation prior to Seller incurring such costs. Seller shall be solely responsible for the costs of removing the records and associated equipment stored in the Laundry. In the event the Department of Human Services has not vacated Building 69 and removed the records from the Laundry facility by the Closing Date, the Closing Date shall be extended until seven (7) days after the date on which both the relocation of the employees and removal of records are completed.

     (b) At or before closing, and if requested, Seller shall provide Buyer with the following:

     1. an affidavit providing that there are no parties in possession of the Property and that there are no unrecorded leases, options and/or unrecorded contracts to purchase the Property.

     2. an affidavit indicating that there is no property manager employed or, in the alternative, a final lien waiver from any property manager acting on behalf of Seller.

     3. a certified copy of the enabling legislation authorizing the representatives of the Seller to execute the deed of conveyance described in Section Four hereof.

     4. an affidavit that no new construction has taken place within the last six (6) months, or in the alternative, satisfactory evidence of payment in full of the costs of furnishing services, labor, and materials with any improvements made on the Property.

     (c) If either the surveyor the title report referred to in Section Three hereof (the "Survey" and the "Title Commitment") discloses any unpermitted encroachment or violation, or exceptions to title other than the exceptions listed in the preceding Section Three hereof (the "Unpermitted Exceptions") and such Unpermitted Exceptions are not acceptable to Buyer, then, within twenty (20) days from Buyer's receipt of the Surveyor the Title Commitment, as applicable, Buyer must so notify Seller. If Buyer fails to notify Seller within said twenty
(20) day period, the Unpermitted Exceptions will be conclusively deemed to be approved by Buyer and shall thereupon become permitted exceptions. If, within said twenty (20) day period, Buyer shall notify Seller that all or certain of the unpermitted Exceptions. are not acceptable to Buyer (which notification must specify which Unpermitted Exception$ are unacceptable), Seller shall have twenty (20) days from Buyers notice to have such exceptions removed from the Surveyor the Title
Commitment, as applicable, or cause the title company to commit to insure Buyer against same and provide evidence thereof to Buyer. If
Seller fails to have. such exceptions removed, or insured over, Buyer may elect, within twenty (20) days after the expiration of Seller's 20-day cure period, to (i) terminate this agreement without liability thereafter on the part of any party (in which event the escrow deposit shall be promptly returned to Buyer), or (ii) accept title subject to such Unpermitted Exceptions without any dimunition of the purchase price and such Unpermitted Exceptions shall be thereupon deemed to constitute permitted exceptions. Buyer's failure to make any election within said twenty (20) day period shall be conclusively deemed to - mean that Buyer has elected the option contained in Subsection (ii) of this Section Eight (c). The Closing Date will be delayed to the extent necessary to accommodate the foregoing time periods.

     (d) Buyer shall have from the date of the entry into this agreement until 5:00 p.m. Central Time on September 1, 2004 (the
"Due Diligence Period") within which to perform and complete all of Buyer's examinations, reviews and inspections of all matters pertaining to the purchase and future development of the Property
(other than title and survey which are governed by Section Eight (c) above), including, but not limited to, any and all (i) physical, environmental and compliance matters and conditions respecting the Property, (ii) confirmation of governmental incentive programs for the development of the Property; (iii) traffic studies; (iv) engineering plans;
(v) completion of Tax Increment Finance District regarding the
Property. All such inspections and reviews listed above shall be performed at Buyer's sole cost and expense. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property and shall also make available to Buyer such other information in Seller's possession as Buyer shall reasonably request, all upon reasonable advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, liabilities, lien, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against, any such damage, loss, liabilities, lien, cost or expense
(the foregoing obligation surviving any termination of this Agreement.) Buyer shall ensure that it is, and its representatives and contractors are, adequately insured with respect to any work performed hereunder.

     Buyer shall have the right to an extension of the Due Diligence Period for thirty (30) days after the expiration of the Due Diligence Period from September 1, 2004 at 5:00 p.m. until October 1, 2004 at
5:00 p.m. Central Time ("Extended Due Diligence Period") if Buyer reasonablv determines any of the matters referred to in the preceding paragraph above have not been resolved to the satisfaction of Buyer. Buyer shall notify Seller of such an extension of the Due Ditigence Period by providing Seller written notice thereof on or before the date the existing Due Diligence Period expires and whereupon the Extended Due Diligence Period shall continue until October 1, 2004, at 5:00 p.m. Central Time.

     Buyer may make intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or material samples) as it chooses (and shall return the Property to the same condition and repair as before such tests if the transactions contemplated herein do not close). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Buyer shall. deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party in the event of the termination of this Agreement. If, based upon such review, examination or inspection, Buyer shall reasonably determine in its discretion that it no longer intends to acquire the Property, then on or before the expiration of the Due Diligence Period or the Extended Due Diligence Period, Buyer shall give Seller notice of such determination (such notice being herein called the "Termination Notice"), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate and the Earnest Money Deposit and all accrued interest thereon shall be returned to the Buyer, less the sum of Thirty-Five Thousand Dollars ($35,000) which such sum of Thirty-Five Thousand Dollars ($35,000) shall be paid to Seller as reimbursement to Seller for its costs for appraisals and other expenses related to the proposed sale of the Property. In the event that Buyer does not deliver the Termination Notice to Seller on or before the expiration of the Due Diligence Period or the Extended Due Diligence Period, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer and that Buyer intends to proceed with the acquisition of the Property (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this Section Eight (d).


                              SECTION NINE
                              ------------

                        Reservation of Easement
                        -----------------------

     Buyer shall construct a curbed entrance and roadway for ingress and egress to the utility easement, which is more fully shown on the survey described at item num'ber 7 of Section Three hereinabove, and which the Seller reserves unto itself, and its successor and assigns in perpetuity, to the power plant parcel (3.51 acres), of which the Seller retains title, as shown and described on the Plat of Survey. Buyer shall ensure that construction of said roadway does not interfere with the Property's underground tunnel system.

                               SECTION TEN
                               -----------

                 Restrictions on Utilization of Property
                 ---------------------------------------

     (a) In the event Buyer and/or its successors or assigns do not institute the utilization of the described Property, or a part of the described Property, after five (5) years from the Closing Date of this Agreement for commercial and/or industrial development purposes
Seller shall have an option to repurchase the Property upon the terms and conditions set forth in this Section Ten.

     (b) The provisions of this Section Ten and Seller's option to repurchase the Property shall be nullified and of no force and effect without further action of the parties from and after and on the occurrence of either of the following circumstances: (i) the incorporation of the described Property as part of an industrial park by the Buyer and/or its successors or assigns; or (ii) the institution of actual construction of the integral parts and components of an industrial park, manufacturing plant or some other form of commercial and/or industrial development on the Property. The commencement of the construction of a building foundation for a commercial and/or industrial building on the Property shall be deemed to satisfy the requirement of Subparagraph (ii) hereof.

     (c) In the event either of the circumstances described in the foregoing Section Ten (b) have not occurred after five (5) years following the Closing Date of this Agreement, the Seller shall then have the option to repurchase the property from the Buyer or its successors or assigns. The Seller shall exercise such option to purchase the Property by giving the then record owner of the Property written notice thereof. The purchase price for the Property shall consist of the sum of four million dollars ($4,000,000) plus the monies the Buyer and/or its successors and assigns including, but not limited to, the then record owner of the Property have expended up to such point in time in connection with or relating to the costs of environmental remediation, asbestos abatement and building demolitions on the Property. The
Closing shall be within sixty (60) days of the then record owner of the Property receipt of such written notice from Seller. The.other terms of such repurchase of the Property by the Seller shall be as provided in Sections Three, Four, Five, Seven and Eleven of this Agreement. In the event Seller repurchases the Subject Property pursuant to this Section Ten, the Buyer and its successors and assigns shall be relieved of any obligations under Sections Eleven and Twelve of this Agreement. The purchase price of Seller's repurchase of the Subject Property as provided for in this Section Ten shall be paid by Seller to the then record owner of the Property as follows: One million dollars ($1,000,000) of the Property at closing and the balance of the purchase price consisting of three million dollars ($3,000,000) and the amount of the monies the Buyer and/or its successors and assigns including, but not limited to, the then record owner of the Property have expended up to such point in time in connection with or relating to the costs of environmental remediation, asbestos abatement and building demolitions on the Property immediately upon the Seller's resale, reconveyance or redevelopment of the Property. In the event the Seller repurchases the Property as provided in this Section Ten, Seller shall use reasonable and diligent efforts to thereafter promptly resell, reconvey or redevelop the Property in order to promptly repay the balance of the purchase price as provided herein.

     (d) Notwithstanding anything to the contrary in this Section Ten or in this Agreement, it is agreed and understood that if after five (5) years following the Closing Date of this Agreement Seller reasonably determines the then record owner of the Property is using reasonable and diligent efforts to accomplish either of the circumstances described in the preceding Section Ten (b) hereof, Seller shall not exercise its option to repurchase the Property as described in this Section Ten until such time as Seller reasonably determines the then record owner of the Property is no longer using such reasonable and diligent efforts to institute such utilization of the Property for commercial and/or industrial development purposes.


                             SECTION ELEVEN
                             --------------

                    Absence of Warranties by Seller
                    -------------------------------

     (a) The Property and improvements thereon are conveyed "AS
IS" and 'WHERE IS" without representation, warranty, or guaranty by Seller as to the quantity, quality, character, title, condition, size or kind, or that the same is in condition or fit to be used for the purpose for which intended, and no claim for allowance, loss, or deduction upon such grounds will be considered; there is no obligation on the part of Seller to make any alterations, repairs, or additions to the Property; Seller shall not be liable or responsible for any latent or patent absolute or contingent, known or unknown, obvious or hidden, defects, liabilities or obligations to, under, at, on or associated with the Property, including any and all improvements located thereon; and Buyer acknowledges that Seller has made no representation or warranty concerning the condition or state of repair of the Property, including any and all improvements located thereon, if any, nor any agreement or promise to alter, improve, adapt, or repair any portion of the Property.

     (b) Buyer covenants and agrees that Seller assumes no liability for future remediation of asbestos or damages for personal injury, illness, disability, or death arising from exposures to asbestos, to Buyer, its successors and assigns, future owners, heirs, and executors, or to any other person, including members of the general public, arising from or incident to the purchase, transportation, removal, handling, use, disposition, or other activity causing or leading to contact of any kind whatsoever with asbestos on the Property, whether Buyer, its successors and assigns, future owners, heirs and executors, have properly warned or failed to properly warn the individual(s) injured. Seller will not be responsible for any future remediation of asbestos and asbestos containing materials that are contained within or a part of buildings and/or structures existing on the Property, to the extent such remediation is required by law.

     (c) Buyer acknowledges that it has been notified of the opportunity to inspect the Property as to its asbestos content and condition and any hazardous or environmental conditions thereto.
Buyer shall be deemed to have relied solely on its own judgment in assessing the overall condition of all or any portion of the Property, including, without limitation, any asbestos hazards or concerns.

     (d) No warranties, either expressed or implied, are given by the Seller with regard to the condition of the Property, including, without limitation, whether the Property does or does not contain asbestos or is or is not safe for a particular purpose. The failure of Buyer to inspect, or to be fully informed as to the condition of all or any portion of the Property offered, will not constitute grounds for any claim or demand against the Seller.

     (e) Buyer specifically acknowledges that Buyer is not relying on (and Seller hereby disclaims and renounces) any representations or warranties made by or on behalf of Seller of any kind or nature whatsoever, except for those particular representations and warranties expressly provided in this Agreement. Further, Buyer, for Buyer and Buyer's successors and assigns, hereby releases Seller from and waives any and all claims and liabilities against Seller made by Buyer for, related to, or in connection with, any environmental or physical condition at the Property (or the presence of any matter or substance relating to the environmental condition of the property), including, but not limited to, claims and/or liabilities relating to (in any manner whatsoever) any hazardous, toxic or dangerous materials, waste or substances located in, at, about or under the Property, or for any and all claims or causes of action (actual or threatened) based upon, in connection with, or arising out of, CERCLA, as amended by SARA, and as may be further amended from time to time, RCRA, or any other claim or cause of action (including any Federal or State based statutory, regulatory or common law cause of action) related to environmental matters or liability with respect to, or affecting, the Property. Buyer represents to Seller that Buyer has conducted, or will conduct prior to closing, such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the property and the existence or nonexistence of, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the land or the improvements, and will rely solely upon same and not upon any information provided by, or on behalf of, Seller, its agents and employees with respect thereto, other than such representations and warranties of Seller as are expressly set forth in this Agreement. Upon closing, a~s between Buyer and Seller, Buyer shall assume the risk that adverse matters, including but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's investigations, and Buyer, upon closing, shall be deemed to have waived, relinquished and released Seller from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller, at any time by reason of or arising out of any latent or patent defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property, Buyer agrees that, should any cleanup, remediation or removal of hazardous substances and/or waste or other environmental conditions on the property be required after the date of closing, such cleanup, removal or remediation shall not be the responsibility of Seller but shall be the responsibility of Buyer or a third party, as the case may be.


                             SECTION TWELVE
                             --------------

                             Indemnification
                             ---------------

     Buyer covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and Kold Seller harmless from and against any and all losses imposed upon or incurred by or asserted against Seller and directly or indirectly arising out of or in any way relating to anyone or more of the following:

     (a) any presence of any hazardous substances in, on, above, or under the Property;

     (b) any past, present or threatened release of hazardous substances in, on, above, under or from the Property;

     (c) any activity by Buyer, its successors or assigns, or any other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property;

     (d) any activity by Buyer, its successors or assigns, or any other user of the Property in connection with any actual or proposed remediation of any hazardous substances at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

     (e) any past, present or threatened non-compliance or violations of any environmental laws (or permits issued pursuant to any environmental law) in connection with the Property or operations thereon, including but not limited to any failure by Buyer;

     (f) the imposition, recording or filing or the threatened imposition, recording or filing of any environmental lien encumbering the Property;

     (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;

     (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss;

     (i) any acts of Buyer, its successors or assigns, or any other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of hazardous substances at any facility or incineration vessel containing such or similar hazardous substances;

     (j) any acts of Buyer, its successors or assigns, or any other user of the Property in accepting any hazardous substances for transport to disposal 'or treatment facilities, incineration vessels or sites from which there is a release, or a threatened release of any hazardous substance which causes the incurrence of costs for remediation;

     (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and

     (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.


                           SECTION THIRTEEN
                           ----------------

                             Risk of Loss
                             ------------

     Seller shall bear the risk of all loss or damage to the Premises until the closing. Should there be damage prior to closing that materially affects the value of the Property, Buyer may terminate this Agreement, at its option, and any deposit shall be refunded to Buyer.


                           SECTION FOURTEEN
                           ----------------

                               Default
                               -------

     A. Default By Buyer. If Buyer shall default under this Agreement prior to Closing, the Earnest Money Deposit shall be retained by the Seller as

                                    12
<PAGE)

liquidated damages, as its sole and exclusive remedy, and both parties shall be relieved of and released from any further liability hereunder. Seller and Buyer agree that the Earnest Money Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

    B. Default by Seller. If Seller shall default under this Agreement prior to Closi,ng or refuses or fails to convey the Property as herein provided, Buyer's sole remedy therefor shall be either (1) to terminate this Agreement and have the Earnest Money Deposit returned to it, or
(2) to the extent permitted by law to specifically enforce Seller's obligations in this Agreement including, but not limited to, Seller's obligations to convey the Property.

    C. Termination By Buyer. In the event this Agreement is terminated by Buyer pursuant to Section Eight of this Agreement, then the Earnest Money Deposit and all accrued interest shall be returned to the Buyer, less the sum of Thirty-Five Thousand Dollars ($35,000) which such sum of Thirty-Five Thousand Dollars ($35,000) shall be paid to Seller as reimbursement to Seller for its costs for appraisals and other expenses related to the proposed sale of the Property, and all the obligations of the parties hereunder shall terminate.


                            SECTION FIFTEEN
                            ---------------

                       Restrictions on Assignment
                       --------------------------

     Buyer may assign this Agreement and/or any of its rights and/or obligations under this Agreement to John B. Sanfilippo and Son, Inc.
or its designee, without the need for Seller's consent. Buyer shall not otherwise assign or transfer this Agreement or any interest in this Agreement without the prior written consent of the Seller, which consent shall not be unreasonably withheld. Any'such assignment or transfer shall be fully subject to all of Seller's rights under this Agreement.


                            SECTION SIXTEEN
                            ---------------

                              Commissions
                              -----------

     Each party shall be responsible for their respective broker commission, if any.

                           SECTION SEVENTEEN
                           -----------------

                             Attorney Fees
                             -------------

     In the event any action is filed to enforce or recover under any provision of this Agreement, the prevailing party in the suit shall be entitled to reasonable attorney fees, in addition to the ordinary costs of suit.


                           SECTION EIGHTEEN
                           ----------------

                          Time of the Essence
                          -------------------

     Time is of the essence of this Agreement.


                           SECTION NINETEEN
                           ----------------

                            Binding Effect
                            --------------

     Subject to the restrictions on assignment, this Agreement and the terms, conditions, and provisions of it shall inure to and be binding on the respective heirs, personal representatives, and assigns of the parties.


                            SECTION TWENTY
                            --------------

                                Notice
                                ------

Any notice required or permitted to be delivered hereunder shall be deemed received when sent by United States mail, postage prepaid, certified mail, addressed to Seller or Buyer as the case may be, at the following:

BUYER                                  SELLER
-----                                  ------
City of Elgin                          Illinois Department of Central
Attention: City Clerk                    Management Services
150 Dexter Court                       Attention: Bruce Washington
Elgin, Illinois 60120-5555               Bureau Chief - Property Management
                                       719 Stratton Office Building
                                       401 South Spring
                                       Springfield, Illinois 62706
with a copy of any notice to:          with a copy of any notice to:

William A. Cogley                      Illinois Department of Central
Corporation Counsel                      Management Services
City of Elgin                          Attention: Chad E. Walker
150 Dexter Court                         Deputy General Counsel
Elgin, Illinois 60120-5555             James R. Thompson Center
                                       100 West Randolph, Suite 4-400
                                       Chicago, Illinois 60601-3218


                           SECTION TWENTY-ONE
                           ------------------

             Proposed Route 20 Tax Increment Financing District
             --------------------------------------------------

     The Buyer agrees to the extent permitted by law to approve pursuant to the Tax Increment Allocation Redevelopment Act at 65
ILCS 5/11-74.4-1, et seq., a Route 20 Tax Increment Financing
Redevelopment Plan and Project and a Route 20 Tax Increment
Financing Redevelopment Project Area which includes the Property and to adopt tax increment financing in connection with such a designated Route 2O Tax Increment Financing Redevelopment
Project Area (hereinafter collectively referred to as the "Route 20 Tax Increment Financing District"). The Buyer agrees to use its best efforts to take all necessary governmental action to provide for the establishment of the Route 20 Tax Increment Financing District as soon as is reasonably practicable and no later than October 1, 2004.


                           SECTION TWENTY-TWO
                           ------------------

                            Entire Agreement
                            ----------------

     This Agreement constitutes the entire agreement of the parties. No promise or understanding has been made by any party, and no understanding exists with respect to property or the income or production therefrom on the part of any party, except as expressly set forth. Buyers have examined property and all components of property and accept property in its present condition.


                          SECTION TWENTY-THREE
                          --------------------

                             Counterparts
                             ------------

     This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. For the purposes of the original delivery of this Agreement a signed counterpart transmitted by a facsimile machine shall be treated in all manners and respects as an original document and shall be considered to have the same binding legal effect as an original document. At the request of either party original executed copies of this Agreement shall be delivered in counterparts in original form.


     In witness whereof, the parties have executed this Agreement on the date first above written.


BUYER                                  SELLER
-----                                  ------

CITY OF ELGIN                          ILLINOIS DEPARTMENT OF
                                             CENTRAL
                                       MANAGEMENT SERVICES


BY: /s/ EDWARD SCHOCK                  BY: /s/ MICHAEL RUMMAN
    -----------------                      ------------------
    Mayor                              Title:  Director
                                               --------

Attest:                                Date: June 18, 2004
  /s/ DOLONNA MECUM
  -----------------
  City Clerk

Date: June 18, 2004

 (included as Exhibit A is a plat of survey of the property)

 (included as Exhibit B is an aerial photo of the property)


                                                        ATTACHMENT
                                                        ==========
(City of Elgin letterhead)



August 31, 2004



VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
------------------------
Illinois Department of Central
  Management Services
Attention:  Mr. Bruce Washington
Bureau Chief - Property Management
719 Stratton Office Building
401 South Spring
Springfield, Illinois 62706

Re: Agreement for Sale of Real Property dated June 18, 2004 between the State of Illinois Acting by and through The Department of Central Management Services and the City of Elgin

Dear Mr. Washington:

Please be advised that, pursuant to Section Eight (d) of the captiooned contract, the Buyer is exercising its right to extend the Due
Diligence Period from September 1, 2004 to October 1, 2004.

Very truly yours,

CITY OF ELGIN

By: /s/ WILLIAM A. COGLEY
    ---------------------
    William A. Cogley
    Its Corporation Counsel

cc:  David M. Dorgan
     Jeff Stahl (Via Facsimile)
     Illinois Department of Central Management Services
     Attn: Chad E. Walker, Deputy General Counsel
           James R. Thompson Center
           100 West Randolph, Suite 4-400
           Chicago, Illinois 60601-3218
           (Via Certified Mail-Return Receipt Requested and Via Facsimile)